Exhibit F

DATED                                          2003
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(1)   TERRENCE LEE ZEHRER

(2)   ATLAS  TRUST  COMPANY  (JERSEY)  LIMITED,   AS
      TRUSTEE  OF  THE  INTERNET   INVESTMENTS  INC.
      EMPLOYEE SHARES TRUST

(3)   MELVYN MORRIS






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                DEED OF CONTRIBUTION

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      Relating to the merger of uDate.com Inc.
           with a wholly-owned subsidiary
                 of USA Interactive






                     EVERSHEDS

               1 Royal Standard Place
                     Nottingham
                      NG1 6FZ
                Tel +44 115 950 7000
                Fax +44 115 950 7111

                                  CONTENTS

CLAUSE                                                                  PAGE

1.      INTERPRETATION.....................................................1
2.      CONTRIBUTIONS......................................................2
3.      PAYMENT OF CONTRIBUTION............................................3
4.      NOTICES............................................................4
5.      NO ASSIGNMENT......................................................5
6.      GENERAL............................................................5

THIS AGREEMENT is made on                                               2003

BETWEEN

(1) TERRENCE LEE ZEHRER of 2008 1/2 Nob Hill Avenue, Seattle, WA 98109 (facsimile no.: (U.S.A.) 213-473-2222);

(2) ATLAS TRUST COMPANY (JERSEY) LIMITED, as trustee of the Internet Investments Inc. Employee Shares Trust of P.O. Box 246, Suite 1, 1 Britannia Place, St. Helier, Jersey, JE4 5PP, Channel Islands (facsimile no.: 011 44 1534 280808) (the "Trustee")

(together the "Major Stockholders"); and

(3) MELVYN MORRIS of Redmire Gap, Intake Lane, Turnditch, Derbyshire, DE56 2LU (facsimile no.: 0207 900 1939) (the "Contributor").

BACKGROUND

(A)  Pursuant  to  Section  10.2  of  the  Merger   Agreement,   the  Major
     Stockholders have agreed to indemnify the Indemnitees with respect to certain Damages that may be incurred by such Indemnitees.

(B) In order to induce the Major Stockholders to agree to assume such indemnification obligations, the Contributor has agreed to reimburse each of the Major Stockholders following the Closing for certain payments that may be made by them in respect of such indemnification obligations, as set forth in this Agreement.

(C) Pursuant to Schedule B to the Merger Agreement, uDate.com, Inc. has agreed to spend up to $750,000 prior to the consummation of the Merger to purchase insurance to cover certain liabilities of the Major
     Stockholders that may arise in connection with such indemnification obligations (this insurance is referred to herein as the "Major Stockholders' Insurance").

OPERATIVE PROVISIONS

1.   INTERPRETATION

     In this Agreement:

1.1  the  following   expressions   have  the  following   meanings  unless
     inconsistent with the context:

     "BUSINESS DAY"           Any day other than a Saturday or a Sunday.

     "CLAIM" Any claim, including Pre-Closing Claims and claims made pursuant to the Escrow Agreement, brought by any Indemnitee against the Major Stockholders (or any of them) seeking indemnification for Damages pursuant to
                              Section   10.2  of  the   Merger   Agreement.

     "CONTRIBUTION"           The amount to be paid by the Contributor to
                              the Major Stockholders in respect of a
                              Liability pursuant to clause 2.3.

     "LIABILITY"              Any  amount   actually   paid  by  the  Major
                              Stockholders pursuant to Section 10.2 of the Merger Agreement or the Escrow Agent pursuant to the Escrow Agreement to any Indemnitee with respect to a Claim.

     "MERGER AGREEMENT"       The Agreement and Plan of Merger, dated as of
                              December  19,  2002,  among USA  Interactive,
                              Geffen  Acquisition Sub Inc.,  uDate.com Inc.
                              and, for purposes of Section 7.8 and Articles
                              X and XI thereof, the Major Stockholders, a copy of which is attached hereto as Exhibit
                              A.

1.2 references to words and phrases which are defined in the Merger Agreement will have the same meaning in this Agreement unless the context otherwise requires;

1.3 references to any statute or statutory provision include, unless the context otherwise requires, a reference to the statute or statutory provision as modified or re-enacted and in force immediately prior to the date of this Agreement and any subordinate legislation made under the relevant statute or statutory provision in force immediately prior to the date of this Agreement;

1.4 references to the masculine include the feminine and neuter and vice versa;

1.5  references to clauses are to clauses of this Agreement; and

1.6  the headings in this Agreement will not affect its interpretation.

2.   CONTRIBUTIONS

2.1 For the avoidance of doubt, The Civil Liability (Contribution) Act 1978 does not apply to this Agreement.

2.2 For the avoidance of doubt, the Contributor shall not be liable to make any contribution to any damages paid out by the Major Stockholders pursuant to and arising out of the Stockholders' Agreement or any payment by the Trustee pursuant to and arising out of the Trust Agreement, the form of which is attached as Exhibit E to the Merger Agreement.

2.3 Subject to the provisions of clauses 2.4, 2.5 and 2.6, and in accordance with clauses 3.1 and 3.2, following the Closing the Contributor shall, with respect to each Liability, make a payment to the Major Stockholders in the aggregate amount equal to the product of
     (x) the Liability and (y) 0.0197.

2.4 The maximum amount to be paid by the Contributor pursuant to the terms of this Agreement shall be equal to one half of the net, after tax amount of the product of (x) the number of shares of Parent Common Stock issued to the Contributor pursuant to Sections 2.1 and 2.4 of the Merger Agreement upon consummation of the Merger (such aggregate number of shares being the Contributor's "Signing Shares"), multiplied by (y) the Measurement Price, unless the Contributor has sold any of his Signing Shares prior to the 96th day after the Closing Date, in which case the maximum amount to be paid by the Contributor pursuant to the terms of this Agreement shall be equal to one half of the net, after tax amount of the sum of (A) the number of Signing Shares held by the Contributor at the end of the 96th day after the Closing Date, multiplied by the Measurement Price, plus (B) the sale proceeds to the Contributor from the Signing Shares sold by the Contributor prior to the 96th day after the Closing Date. The Contributor agrees to deliver to the Major Stockholders documentation reasonably satisfactory to the Major Stockholders to enable the Major Stockholders to determine the amount of sales proceeds received by the Contributor.

2.5 This Agreement, and the Contributor's liability for a Contribution under this Agreement, shall terminate on the earlier to occur of (i) the date on which the aggregate amount of Contributions paid by the Contributor reaches the maximum amount set forth in clause 2.4 or (ii) the sixth anniversary of the Closing Date.

2.6 The Contributor shall not be required to make a Contribution in respect of any Liability unless the Major Stockholders have notified the Contributor that (i) they have reasonably determined that the Major Stockholders' Insurance, if any, will not cover any portion of the Liability or (ii) they submitted a claim for coverage of all or a portion of the Liability under the Major Stockholders' Insurance. With respect to any Liability for which the Contributor has paid the Contribution to the Major Stockholders, in the event the Major Stockholders or the Escrow Agent are subsequently reimbursed from the proceeds of the Major Stockholders' Insurance for all or a portion of such Liability, the Major Stockholders shall promptly refund all or a portion of such Contribution to the Contributor pro rata to the extent of such insurance reimbursement.

2.7 The Contributor represents and warrants to the Major Stockholders that, as of the date of this Agreement, the Contributor owns options to purchase 1,185,000 shares of Company Common Stock at an exercise price of $1.50 per share, that such options constitute all of the Contributor's "In-The-Money-Options" under the Merger Agreement and that the Contributor also owns options to purchase 525,000 shares of Company Common Stock at an exercise price of $7.50 per share.

3.   PAYMENT OF CONTRIBUTION

3.1 Subject to clause 3.3, the Contributor will pay the Contribution in respect of any Liability paid by the Major Stockholders or the Escrow Agent within 30 days following receipt by him of written notice from the Major Stockholders (the "Payment Notice") that such Contribution is due and payable as a result of monies having been paid to an Indemnitee by the Major Stockholders or the Escrow Agent to meet a Claim. The Payment Notice shall (i) set forth the amount of the Liability and the amount of Contribution sought from the Contributor,
     (ii) describe in reasonable detail the basis for the applicable Claim,
     (iii) indicate whether the Major Stockholders have sought coverage of the Liability under the Major Stockholders' Insurance, if any, pursuant to clause 2.5 and (iv) indicate whether the Major Stockholders or the Escrow Agent paid for any portion of the Liability in shares of Parent Common Stock, and if so, the value attributed to such shares of Parent Common Stock, and otherwise provide evidence of the payment of such Liability. The Major Stockholders shall also provide such other information as the Contributor and his advisors may reasonably request with respect to any such request for Contribution.

3.2 Any payment due under this Agreement will be paid in cash by way of a banker's draft drawn on a Clearing Bank in favour of the relevant payee and delivered to the address of the payee set forth in this Agreement or such other method as may be agreed between the parties to this Agreement; provided, however, that if the Major Stockholders or Escrow Agent paid for any portion of the Liability in shares of Parent Common Stock, the Contributor may, at his option, pay the Contribution in shares of Parent Common Stock in the same proportion as paid by the Major Stockholders or Escrow Agent, as the case may be, and at the same deemed value per share. With respect to each Contribution paid by the Contributor pursuant to this Agreement, the Contributor shall pay an amount equal to 62.63% of the Contribution to the Trustee and an amount equal to 37.37% of the Contribution to Mr. Zehrer, unless the Payment Notice directs the Contributor to pay the Contribution in a different proportion.

3.3 Notwithstanding the foregoing, the Major Stockholders agree that no Contribution shall be payable by the Contributor under this Agreement until after the 96th day following the Closing Date.

4.   NOTICES

4.1 Any notice or other communication given in connection with this Agreement will be in writing and will be delivered personally or sent by pre-paid first class post (or air mail if overseas) or by facsimile to the recipient's address or facsimile number set out in this Agreement or to any other address or facsimile number which the recipient has notified in writing to the sender received not less than 7 Business Days before the notice was despatched.

4.2  A notice is deemed given:

     4.2.1 if delivered personally, upon delivery at the address provided for in this clause 4; or

     4.2.2 if sent by pre-paid first class post, on the tenth Business Day after the date of posting; or

     4.2.3 if sent by air mail, on the sixth Business Day after the date of posting; or

     4.2.4 if sent by facsimile, on completion of its transmission (with confirmation)

            provided that, if it is delivered personally or sent by facsimile on a day which is not a Business Day or after 4pm on a Business Day, it will instead be deemed given or made on the next Business Day.

4.3  The  provisions of this clause will not apply,  in the case of service
     of  court   documents,   to  the  extent  that  such   provisions  are
     inconsistent with the Civil Procedure Rules.

5.   NO ASSIGNMENT

     No party may agree to assign, transfer, charge or otherwise dispose of or sub-contract any of its rights or obligations under this Agreement without the prior written consent of all other parties to this Agreement.

6.   GENERAL

6.1 This Agreement will be binding and will enure for the benefit of the personal representatives, permitted assigns and successors in title of each of the parties.

6.2 Failure or delay by any party in exercising any right or remedy under this Agreement will not operate as a waiver of it.

6.3 No amendment of any provision of this Agreement will be valid unless the same shall be in writing and signed by the Contributor and each of the Major Stockholders. No waiver of any right or remedy hereunder will be valid unless the same shall be in writing and signed by the party giving such waiver. Any waiver of any breach of this Agreement will not be deemed a waiver of any subsequent breach and will in no way affect the other terms of this Agreement.

6.4 The parties agree that they will do or procure the doing of all such acts and things and will execute or procure the execution of all such documents as may be required on or subsequent to this Agreement to give effect to its terms.

6.5 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

6.6 The parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Party) Act 1999 by any person not a party to it.

6.7 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement will be governed by English law. The English courts will have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The parties agree to submit to that jurisdiction.

THIS AGREEMENT is executed as a deed and delivered on the date stated at the beginning of this Deed.

SIGNED AS A DEED by                        )/s/ T L Zehrer
TERRENCE LEE ZEHRER                        )------------------------
in the presence of:                        )Terrence Lee Zehrer

Witness signature: ......................../s/ Zaiga Kazaka
Name: .....................................Zaiga Kazaka
Address: ..................................Blaumana 6-6, Riga, Latvia
Occupation: ...............................Secretary

The COMMON SEAL of                         )
Atlas Trust Company (Jersey) Limited       )
As TRUSTEE OF THE INTERNET INVESTMENTS,    )
INC. EMPLOYEE SHARES TRUST                 )/s/ Ian R. Swindale
was hereto affixed in the presence of:     )------------------------
                                            DIRECTOR


                                            /s/ Ian R. Dove
                                            ------------------------
                                            DIRECTOR/AUTHORIZED SIGNATORY

SIGNED AS A DEED by                        )/s/ Melvyn Morris
MELVYN MORRIS                              )------------------------
in the presence of:                        )Melvyn Morris

Witness signature: ......................../s/ Eleanor Krivicic
Name: .....................................Eleanor Krivicic
Address: ..................................14 St. Nicholas Place, Milford
                                           St. Derby
Occupation: ...............................Attorney

                                 EXHIBIT A
                                 ---------

                             Merger Agreement
                             ----------------